UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2017

Esperion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150 Ann Arbor, MI	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.  Election of Directors

On December 14, 2017, Esperion Therapeutics, Inc. (the “Company”) elected Jeffrey Berkowitz, J.D., age 51, to the Board. Mr. Berkowitz was elected as a Class II director and will serve until the Company’s annual meeting of stockholders in 2018 or until his successor is duly elected and qualified. The Company believes that Mr. Berkowitz is qualified to serve as a director based on his substantial experience in global pharmaceutical development, commercialization and market access.

As a non-employee director, Mr. Berkowitz will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation program. There are no arrangements or understandings between Dr. Berkowitz and any other person pursuant to which Dr. Berkowitz was selected as a director, and there are no transactions between Dr. Berkowitz and the Company that would require disclosure under Item 404(a) of Regulation S-K. In addition, the Company has entered into an indemnification agreement with Mr. Berkowitz in connection with his appointment to the Board which is in substantially the same form as that entered into with the other directors of the Company.

In addition, on December 14, 2017, the Board promoted Richard B. Bartram, age 36, the Company’s Vice President, Finance, to the position of Chief Financial Officer effective January 1, 2018. He will also become the Company’s principal financial officer effective January 1, 2018. Mr. Bartram has served as the Company’s Vice President, Finance, since January 2015, and as the Company’s controller between February 2013 and January 2015. Prior to joining the Company, Mr. Bartram was Assurance Manager with PricewaterhouseCoopers where he held various positions of increasing responsibility over almost eight years with the firm. Mr. Bartram earned both Master’s and Bachelor’s degrees in accounting from Michigan State University and is a Certified Public Accountant.

In connection with Mr. Bartram’s promotion, he will receive a base salary of $330,000 per year and will be eligible to receive an annual performance bonus targeted at 35% of his base salary, with the actual amount of such bonus, if any, to be determined by the Board of Directors. Mr. Bartram is also eligible to receive equity awards under the Company’s equity incentive plans and is entitled to participate in the benefits and insurance programs generally available to all Company employees. Mr. Bartram was not elected to his officer positions under any arrangement or understanding between him and any other person, and there are no transactions between Mr. Bartram and the Company that would require disclosure under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Bartram and any of the directors or officers of the Company.  In connection with Mr. Bartram’s promotion, the Board designated Mr. Bartram as an “executive officer” of the Company as such term is defined under Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and an “officer” as such term is defined under Rule 16a-1(f) of the Exchange Act.

Effective as of December 14, 2017, Mary P. McGowan, M.D. ceased to be an “executive officer” of the Company as such term is defined under Rule 3b-7 under the Exchange Act, and an “officer” as such term is defined under Rule 16a-1(f) of the Exchange Act. Dr. McGowan remains as an employee of the Company and shall continue as the Company’s Chief Medical Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2017	Esperion Therapeutics, Inc.

	By:	/s/ Tim M. Mayleben
Tim M. Mayleben
President and Chief Executive Officer